Exhibit 10.7

Deed of Termination and Release

Date	of the deed is the date specified in item 1 of the schedule

Parties

The party described in item 2 of the schedule (Company)

The party described in item 3 of the schedule (Parent Company)

The party described in item 4 of the schedule (Contractor)

Recitals

On the Appointment Date, the Company and the Contractor entered into an agreement under which the Contractor agreed to provide services to the Company (Contractor Agreement).

The Contractor engaged the Key Person to assist the Contractor to provide the relevant services.

The Parent Company was a party to the Contractor Agreement for the purpose of guaranteeing the performance of the Company’s obligations under that agreement.

The parties now wish to terminate the Contractor Agreement and provide mutual releases on the terms set out in this deed.

The parties agree

1.	Definitions and interpretation

1.1	Definitions

In this deed:

Appointment Date means the date specified in item 5 of the schedule.

Claim includes a claim, action, proceeding, judgment, damage, loss, cost, expense or liability, however arising and whether present, unascertained, immediate, future or contingent.

Company means the entity described in item 2 of the schedule. Contractor means the entity described in item 4 of the schedule. Group means:

(a)	the Company;

(b)	the Parent Company;

(c)	Related Bodies Corporate of the Company;

(d)	any entity that controls, is controlled by or is under common control with the Company; and

(e)	any other entity that is connected with the Company, or any other member of the Group, by a common directorship or by a common interest in an economic enterprise for example, a partner of another member of a joint venture.

Group Company means the Company and each Company which forms part of the Group.

GST has the meaning given to it by the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Key Person means the individual described in item 6 of the schedule.

Related Bodies Corporate has the meaning given in the Corporations Act 2001 (Cth).

1.2	Interpretation

In this deed, headings are inserted for convenience only and do not affect the interpretation of this deed, and unless the context otherwise requires:

(a)	words importing the singular include the plural and vice versa;

(b)	words importing a gender include the other genders;

(c)	if words or phrases are defined, their other grammatical forms have a corresponding meaning;

(d)	a reference to:

(i)	a person includes an individual, a partnership, a body corporate, a joint venture, an association (whether incorporated or not), a government and a government authority or agency;

(ii)	a party includes the party’s executors, legal personal representatives, successors, transferees and assigns;

(iii)	a part, clause, schedule or party is a reference to a part, clause or schedule of, or a party to, this deed;

(iv)	a right includes a benefit, remedy, discretion, authority or power;

(v)	an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of a warranty or representation;

(vi)	this deed includes the recitals and any schedules, annexures, exhibits or attachments to this deed;

(vii)	‘$’ or dollars means Australian dollars and a reference to payment means payment in Australian dollars;

(viii)	writing includes any mode of representing or reproducing words in tangible and permanently visible form and includes facsimile transmissions;

(ix)	legislation includes any statutory modification or replacement and any subordinate or delegated legislation issued under that legislation; and

(x)	a law includes any statute, regulation, by law, scheme, determination, ordinance, rule or other statutory provision (whether Commonwealth, State or municipal);

(e)	a reference to an insolvency event includes:

(i)	in the case of an individual:

(A)	the committing of an act of bankruptcy in respect of the individual within the meaning of section 40 of the Bankruptcy Act 1966 (Cth);

(B)	the signing of an authority by the individual under Part X of the Bankruptcy Act 1966 (Cth); or

(C)	the making of a sequestration order in respect of the estate of the individual within the meaning of the Bankruptcy Act 1966 (Cth); or

(ii)	in the case of a corporation:

(A)	the appointment of a controller to the property of the corporation;

(B)	the appointment of an administrator in respect of the corporation;

(C)	the corporation failing to comply with a statutory demand within the period for compliance;

(D)	the making of a winding up order by a court in respect of the corporation;

(E)	the passing of a resolution for winding up under Part 5.5 of the Corporations Act 2001 (Cth); or

(F)	in respect of a Part 5.7 body, the commencement of a winding up under Part 5.7 of the Corporations Act 2001 (Cth) in respect of that body;

(f)	the meaning of general words is not limited by specific examples introduced by ‘including’ or ‘for example’, or similar expressions; and

(g)	no provision of this deed will be interpreted against a party just because that party prepared that provision.

1.3	Representatives of Contractor

Despite anything else contained in this deed where an obligation is imposed on the Contractor by or under this deed to do, or not to do, any act or thing, the Contractor must ensure and procure the compliance with that obligation of the Key Person and any other of the Contractor’s employees and personnel who assist the Contractor in the provision of the Services to the Company

2.	Termination of Contractor Agreement

(a)	With effect from the Effective Date, the Contractor Agreement is terminated by agreement of the parties.

(b)	From the Effective Date, no party has any further rights or obligations under the Contractor Agreement, except for:

(i)	any rights or obligations that accrued before the Effective Date;

(ii)	any rights or obligations which are expressed to survive termination of the Contractor Agreement or which by their nature are intended to survive (including confidentiality, intellectual property, restraint and indemnity provisions); and

(iii)	any obligation to pay amounts properly invoiced (or otherwise owing) in respect of services provided up to and including the Effective Date, to the extent not released under clause 3.

3.	Release

(a)	With effect from the Effective Date, each party (Releasing Party) releases and forever discharges each other party and each of their Related Bodies Corporate and their respective officers, employees and agents (Released Parties) from all Claims which the Releasing Party has or may have against any Released Party arising out of or in connection with the Contractor Agreement or its termination, whether arising before, on or after the date of this deed, to the extent the Claim relates to any act, omission or circumstance occurring on or before the Effective Date.

(b)	The release in clause 3 does not apply to:

(i)	any Claims arising under this deed (including any Claim for breach of this deed);

(ii)	any Claims in respect of fraud, deliberate concealment or wilful misconduct;

(iii)	any Claims arising from a party’s failure to pay amounts that are expressly stated in this deed as payable and not released (if any);

(iv)	any Claims in respect of superannuation, PAYG withholding or other amounts required by law to be paid, withheld or remitted to a government authority (to the extent applicable); and

(v)	any rights or obligations expressly preserved under clause 3.

4.	Costs and expenses

Each party must pay that party’s own costs and expenses in respect of:

(a)	the negotiation, preparation, execution and delivery of this deed and of any documents entered under or in respect of this deed; and

(b)	the performance of that party’s obligations under this deed.

5.	GST

5.1	Interpretation

Words and expressions used in this clause 6 which are not defined in this deed, but which are defined in the GST Act, have the meaning given to them in the GST Act.

5.2	Consideration does not include GST

The consideration for any supply made under or in connection with this deed does not include an amount for GST, unless it is expressly stated in this deed to be inclusive of GST.

5.3	Recovery of GST

To the extent that GST is or becomes payable on any supply made under or in connection with this deed (not being a supply for which the consideration is expressly stated in this deed to be inclusive of GST), the party required to provide the consideration for the supply must pay, in addition to and at the same time as the consideration is to be provided, an amount equal to the amount of GST on the supply.

5.4	Tax invoice

The Company need not make a payment for a taxable supply made under or in connection with this deed until it receives a tax invoice for the supply to which the payment relates.

6.	Notices

6.1	Giving of notice

A notice required or permitted to be given by one party to another under this deed must be in writing and will be treated as being duly given and received if it is:

(a)	delivered personally to that other party;

(b)	left at that other party’s address;

(c)	sent by pre-paid mail to that other party’s address; or

(d)	transmitted by email to that other party.

6.2	Address for service

For the purposes of this clause, the address of a party is the address set out in item 8 of the schedule or another address of which that party may from time to time give notice to each other party.

7.	Further steps

Each party agrees to promptly do all things reasonably necessary or desirable to give full effect to this deed and the transactions contemplated by it, including obtaining consents and signing documents.

8.	No merger

On completion or termination of the transactions contemplated by this deed, the rights and obligations of the parties set out in this deed will not merge and any provision that has not been fulfilled remains in force.

9.	Entire deed

This deed constitutes the entire deed between the parties about its subject matter and supersedes all previous communications, representations, understandings or deeds between the parties on the subject matter.

10.	Amendment

This deed may only be amended or varied in writing signed by each party.

11.	Waiver

11.1	No waiver

No failure to exercise or delay in exercising any right given by or under this deed to a party constitutes a waiver and the party may still exercise that right in the future.

11.2	Waiver must be in writing

Waiver of any provision of this deed or a right created under it must be in writing signed by the party giving the waiver and is only effective to the extent set out in that written waiver.

12.	Severability

If any provision of this deed is invalid or not enforceable in accordance with its terms in any jurisdiction, it is to be read down for the purposes of that jurisdiction, if possible, so as to be valid and enforceable and will otherwise be capable of being severed to the extent of the invalidity or unenforceability without affecting the remaining provisions of this deed or affecting the validity or enforceability of that provision in any other jurisdiction.

13.	Assignment

The Contractor must not, at law or in equity, assign, transfer or otherwise deal with any of its rights or obligations under this deed without the prior written consent of the Company.

14.	Counterparts

This deed may be signed in any number of counterparts. All signed counterparts taken together constitute one deed.

15.	Governing law and jurisdiction

15.1	Governing law

This deed is governed by the laws in force in the state specified in item 9 of the schedule.

Schedule

1	Date of deed

30 April 2026

2	Details of the Company

SharonAI Pty Ltd ACN 645 215 194

Level 1, 32 Walker Street, North Sydney NSW 2006

3	Details of the Parent Company

SharonAI Holdings, Inc. or any subsequent parent company of SharonAI Pty Ltd.

4	Details of the Contractor

Manning Group Pty Ltd ATF MG Office Trust

ACN 620 362 174

ABN 57 246 345 926

of 303/44 Miller Street, North Sydney NSW 2075

5	Appointment date

18 January 2025

6	Key Person

James Manning

Email: james@manning.com.au

Phone number: 0499 400 900

7	Effective Date

1 May 2026

8	Address for service

Contact details as set out in items 2, 3 and 4 of this schedule

9	Jurisdiction

New South Wales

Executed as a deed

EXECUTED by SHARON AI PTY LTD ACN 645 215 194 by its authorised signatory:

/s/ Alexander Kelton
Alexander Kelton (Apr 30, 2026 08:26:02 GMT+1)
Signature of signatory

Drew Kelton
Name of signatory (please print)

EXECUTED by SHARONAI HOLDINGS INC by its authorised signatory:

/s/ Alexander Kelton
Alexander Kelton (Apr 30, 2026 08:26:02 GMT+1)
Signature of signatory

Drew Kelton
Name of signatory (please print)

EXECUTED by MANNING GROUP PTY LTD ATF MG OFFICE TRUST ACN 620 362 174
in accordance with section 127 of the Corporations Act 2001 (Cth) by being signed by the following officers:

/s/ James Manning
James Manning (Apr 30, 2026 11:37:02 GMT+10)
Signature of sole director and sole company secretary

-9-